REDEMPTION AGREEMENT

     THIS REDEMPTION AGREEMENT, dated as of January 31, 2000 (this "Agreement"), is made by and between U.S. Wireless Data, Inc., a Colorado corporation (the "Company"), and Bold Street, LLC, a Cayman Islands limited liability company (the "Holder").

                                    RECITALS

     A. The Company issued 1,500,000 shares of Series B Cumulative Convertible Redeemable Preferred Stock, no par value, $1.00 (plus accrued dividends) liquidation preference of the Company (the "Preferred Shares"), pursuant to that certain Securities Purchase Agreement, dated as of April 30, 1999, between the Holder and the Company (the "Securities Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

     B. The Preferred Shares are convertible into shares of Common Stock (the "Conversion Shares") upon the terms and subject to the conditions contained in the Certificate of Designation for the Preferred Shares.

     C. The Company agreed to register the Conversion Shares and other securities, including, without limitation, the shares issuable upon the exercise of that certain Warrant, dated as of April 30, 1999, issued by the Company to Holder (the "Original Warrant") with the Securities and Exchange Commission on Form SB-2, pursuant to that certain Registration Rights Agreement, dated as of April 30, 1999, between the Holder and the Company (the "Registration Rights Agreement") and to pay a three percent (3%) per month penalty in the event that such registration was not effective on or before July 29, 1999.

     D. The penalty accrued as of the date hereof pursuant to the Registration Rights Agreement equals the sum of $270,000 (the "Accrued Penalty").

     E. The Escrow Agent (as defined in the Securities Purchase Agreement) retained in a trust account the sum of $45,000 (the "Registration Hold Back Amount") which was to be paid on behalf of the Company to its securities attorneys, the firm of Ireland Stapleton, upon the effective date of the registration of Conversion Shares, which amount has not been paid from said trust account.

     F. The Holder has agreed, pursuant to the terms hereof, to the redemption by the Company of the Preferred Stock and in consideration therefor the Company has agreed to issue additional warrants to the Holder and release the Registration Hold Back Amount to or on behalf of the Holder.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

     1. Redemption.

          (a) On condition that the Company (and Ireland Stapleton) authorizes the release of the Registration Hold Back Amount pursuant to paragraph 2 below and in consideration therefor, the Holder hereby agrees that at any time on or before March 31, 2000, the Company may redeem the Preferred Stock for an amount (the "Redemption Amount") equal to (i) One Million Eight Hundred Seventy Five Thousand Dollars $1,875,000 (125% of the Stated Value), plus accrued dividends on the date of the Redemption is consummated (the "Redemption Date"), less (ii) $43,500 of the Redemption Hold Back Amount paid pursuant to paragraph 2 below. As additional consideration for Holder's conditional waiver of penalties provided for in paragraph 1(b) below, upon the consummation of the redemption (and as a condition thereto) the Company shall issue a warrant, in the form attached hereto as Exhibit A (the "Redemption Warrant"), to purchase 150,000 shares of the Company's Common Stock, at an exercise price equal to the lesser of the closing bid price (as reported by Bloomberg) of the Company's Common Stock on (i) the date hereof or (ii) the business day immediately prior to the Redemption Date.

          (b) On the condition that the redemption of the Preferred Shares (the "Redemption") is consummated pursuant to the terms hereof on or before March 31, 2000, Holder hereby agrees to waive the Accrued Penalty and other sums arising from Company's failure to timely register the Conversion Shares. Time is of the essence with respect to the consummation of the redemption of the preferred
Shares by March 31, 2000 as a condition to the foregoing waiver of Accrued Penalties. If the Company fails to redeem the Preferred Stock on or before March 31, 2000, the Holder's waiver of the Accrued Penalty, all other sums arising from the failure to register the Conversion Shares (including the further accruing of penalties during the calendar months of February and March) shall be payable in full by the Company, less $43,500, the Redemption Hold Back Amount applied to penalties pursuant to paragraph 2 hereof.

          (c) On the condition that the Company is not in default hereunder, Holder agrees not to sell, transfer, assign, otherwise convert or dispose of or encumber or hypothecate the Preferred Shares prior to March 31, 2000.

          (d) The Company  shall provide  written  notice to Holder at least two
(2) business days prior to the Redemption Date and shall wire the Redemption Amount to the trust account of an attorney designated by Holder (within two (2) business days after receipt of Company's Notice), who shall hold the Redemption Amount in trust until it receives (i) the origins certificate for the Preferred Shares, with duly executed stock powers from the Holder, (ii) an original of the Redemption Warrant from the Company (iii) and all other documents (i.e. form escrow instructions) such attorney may reasonably require to disburse the Redemption Amount and the Redemption Warrant to the Holder and the certificate for the Preferred Shares, with duly executed stock powers to the Company. All notices shall be sent as set forth in the Securities Purchase Agreement.

     2. Payment of Registration Hold Back Amount.

          (a) Upon the full execution hereof, the Company (and by its acknowledgment hereof, Ireland Stapleton Pryor Pascoe, P.C.) hereby authorizes and instructs the Escrow Agent to release from its trust account to the Law

Offices of Michael S. Rosenblum, the sum of One Thousand Five Hundred Dollars ($1,500), for legal fees incurred by Holder in connection with the documentation of this Agreement.

          (b) Upon the full execution hereof, the Company (and by its acknowledgment hereof, Ireland Stapleton Pryor Pascoe, P.C.) hereby authorizes and instructs the Escrow Agent to release from its trust account to Holder the sum of $43,500 to be applied to penalties due pursuant to paragraph ___ of the Registration Statement for the Company's failure to Register the Conversion Shares on or before July 29, 1999. If the Preferred Shares are Redeemed pursuant to paragraph 1 on or before March 31, 2000 hereof (time being of the essence), all penalties which have accrued under the Registration Statement shall be waived, and the $43,500 shall be applied to the redemption of the Conversion Shares pursuant to paragraph 1(a) above.

     3. Company's Representation and Warranties.

     The Company hereby makes the following representations and warranties, each of which representations and warranties is and shall be (i) true in all respects as of the date of this Agreement, and (ii) shall survive the closing of the transactions contemplated hereby:

          (a) Concerning the Settlement Shares. The shares issuable upon the exercise of the Redemption Warrant, at the time of such issuance will be duly authorized and will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company to acquire said shares.

          (b) Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on the NASDAQ/Bulletin Board market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing,

          (c) Settlement Agreement. This Agreement and the Transactions contemplated hereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, and subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.


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


          (d) Non-contravention. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the other transactions contemplated by this Agreement, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock (except as herein set forth), (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) any listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

          (e) Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the payment of the Redemption Amount or the issuance of Redemption Warrant as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

          (f) SEC Filings. None of the Company's SEC Reports contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading, except as corrected by an amended filing made prior to the date hereof. As of the date of this Agreement, the Company is current with all requisite forms, reports (and exhibits thereto) which it is required to file with the SEC.

          (g) Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Reports), that has not been disclosed in writing to the Holder that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          (h) Absence of Litigation. Except for the Litigation and as set forth in the Company's SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, results of operation or prospects of the Company and its subsidiaries, the transactions contemplated by this Agreement, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement.

          (i) Absence of Events of Default. No Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

     4. Holder's Representations and Warranties.

     Holder hereby makes the following representations and warranties, each of which representations and warranties is and shall be (i) true in all respects as of the date of this Agreement, and (ii) shall survive the closing of the transactions contemplated hereby:

          (a) Settlement Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Holder and is a valid and binding agreement of Holder enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          (b) Non-contravention. The execution and delivery of this Agreement by Holder and the consummation by Holder of the other transactions contemplated by this Agreement, do not and will not conflict with or result in a breach by Holder of any of the terms or provisions of, or constitute a default under (i) the incorporation/formation documents of Holder, as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Holder is a party or by which it or any of its properties or assets are bound, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United Stated federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Holder or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

          (c) Liens. Holder has good and valid title to the Preferred Shares, free and clear of all liens, encumbrances, equities, claims, proxies or other voting rights ("Liens"); and, upon delivery of the Preferred Shares upon the consummation of the redemption pursuant to the terms hereof, the Company will receive good and valid title to the Preferred Shares, free and clear of all Liens.

     5. Releases.

          (a) The Company acknowledges and agrees that it has requested the Holder to enter into this Agreement to facilitate the equity financing of the Company by a third party and that Holder has entered into this Agreement as an accommodation to the Company. The Company is not aware of any claims, defenses or offsets that excuse its performance under the Securities Purchase Agreement, the Registration Rights Agreement, the Original Warrant or any other agreements entered into in connection therewith (the "Convertible Documents") and to the extent that any such claims, defenses or offsets exist it hereby irrevocably and unconditionally waives them to the fullest extent permitted by the law. In furtherance thereof and as a condition of Holder's entering into this Agreement and except for the performance by the Holder of the provisions of this Agreement and further except for the representations and warranties of the Holder contained herein (which representations, warranties and indemnities shall survive the consummation of this Agreement and as to which the parties shall continue to be liable), the Company, for itself and on behalf of all direct and indirect partners, officers, directors, employees, affiliates (both persons and entities), representatives, agents, servants, trustees, beneficiaries,


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


predecessors in interest, successors in interest, assigns, nominees and insurers (collectively, the "Company Releasing Parties"), shall be deemed to have released and forever discharged the Holder, and all direct and indirect partners, officers, directors, employees, affiliates (both persons and entities), agents, representatives (including investment advisors and managers) servants, trustees, beneficiaries, predecessors in interest, successors in interest, assigns, nominees and insurers of each such party, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, that any of the Company Releasing Parties may have had, may now have or may hereafter acquire with respect to any matters whatsoever arising under or in any way related to (i) the Convertible Documents, and (ii) any act which may constitute a defense or offset to its performance of the Convertible Documents.

          (b) Upon the consummation of the redemption by the Company pursuant to the terms hereof on or before March 31, 2000 (time being of the essence) and except for the performance by the Company of the provisions of this Agreement, the Redemption Warrant issued in connection herewith, and further except for the representations and warranties of the Holder contained herein (which representations, warranties and indemnities shall survive the consummation of this Agreement and as to which the parties shall continue to be liable), the Holder, for itself and on behalf of all direct and indirect partners, officers, directors, employees, affiliates (both persons and entities), representatives, agents, servants, trustees, beneficiaries, predecessors in interest, successors in interest, assigns, nominees and insurers (collectively, the "Holder Releasing Parties"), shall be deemed to have released and forever discharged the Company, and all direct and indirect partners, officers, directors, employees, affiliates (both persons and entities), agents, representatives, servants, trustees, beneficiaries, predecessors in interest, successors in interest, assigns, nominees and insurers of each such party, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, that any of the Holder Releasing Parties may have had, may now have or may hereafter acquire with respect to any matters whatsoever arising under or in any way related to the Convertible Documents. Notwithstanding anything to the contrary contained herein, the foregoing release shall not release the Company from any claims, demands, expenses or losses by the Holder Releasing Parties ( or causes of action or remedies related thereto) arising from (i) the breach by the Company of covenants and obligations contained in the Convertible Documents which require it to file and maintain the effectiveness of a Registration Statement for the shares issuable upon exercise of the Original Warrant, (ii) any indemnity by the Company for the benefit of the Holder Releasing Parties contained in the Conversion Documents, or (iii) any breach by the Company of the Original Warrant. This release by the Holder Releasing Party shall take effect only upon the consummation of the Redemption pursuant to paragraph 1 hereof, and if the Redemption is not consummated on or before March 31, 2000 (time being of the essence) this Release shall be null and void.

          (c) Each of the parties hereto represents, warrants and covenants that he/she/it has not, and at the time this release becomes effective will not have, sold, assigned, transferred or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions or causes of action herein released.

     Each of the parties hereto acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties hereto hereby waives any and all rights and benefits that it now has or in the future may have under Section 1542 of the Civil Code (and under the comparable provisions of any other applicable law) and agrees and acknowledges that this Agreement contains a full and final release applying to unknown and unanticipated claims, injuries or damages arising out of the subject matter hereof, as well as to those now known or disclosed.

Each party represents and warrants that it has relied wholly upon its own judgment, belief and knowledge of the existence, nature, extent or duration of any claim, demand, debt, damage, liability, account, reckoning, obligation, cost, expense, cause of action, chosen action, right of indemnity, agreement or promise that it may have against the released parties and that it has made full investigations with respect to potential rights and claims released and that such releasing party has not been influenced to any extent whatsoever in making the releases contemplated by this agreement by any representation or statement regarding any such matter. Each party further represents and warrants that it is executing and delivering this Agreement and the releases contemplated hereunder after having received full legal advice as to its rights hereunder and the legal effect thereof from legal counsel of its own choosing. Notwithstanding the above, this Agreement is not intended to and does not, release or extinguish the rights of any of the parties to enforce this Agreement.

     6. General Provisions.

          (a) Entire Agreement. This Agreement and the documents referred to herein constitute the entire understanding, arrangement and agreement among the parties hereto or any of them with respect to the subject matter hereof, and supersedes all prior agreements, arrangements, understandings, negotiations and discussions with respect thereto among the parties hereto.

          (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          (c) Modifications in Writing. No provisions of this Agreement may be amended, supplemented or waived except by a writing signed by the party or parties to be bound thereby.

          (d) Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall be considered one and the same agreement and each of which shall be deemed an original.

          (e) Severability. In case any provision of this Agreement shall be held illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

          (f) Construction. This Agreement shall be governed by and construed under the laws of the State of California. The parties acknowledge that each party and its counsel have reviewed and revised this

Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to it or any document executed and delivered by either party in connection with this Agreement. All captions in this Agreement are for reference only and shall not be used in the interpretation of this Agreement or any related document. All Exhibits attached hereto are hereby incorporated herein by reference.

          (g) Attorneys' Fees. In the event any dispute between the parties to this Agreement should result in litigation or other proceedings, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

          (h) Conflicting Terms. To the extent any of the terms herein conflict with the terms of the Convertible Documents, the terms herein shall prevail.

          (i) Informed Consent. The parties admit, acknowledge and declare that each has given mature and careful thought and consideration to the making of this Agreement and to all of the obligations hereby undertaken and the rights hereby extinguished or created; that this Agreement is entered into voluntarily, after advice of counsel, free of undue influence, coercion, duress, menace or fraud of any kind; that this Agreement and each and every paragraph and every part hereof has been carefully read and explained; and, that each fully and completely understands and is cognizant of all of the terms and conditions in this Agreement.

     IN WITNESS WHEREOF, the undersigned has signed this Agreement as of this __ day of January 2000.

                                U.S. Wireless Data, Inc., a Colorado corporation


                                By:
                                   ---------------------------------------------

                                Bold Street, LLC, a Cayman Islands limited liability company


                                By:
                                   ---------------------------------------------


AGREED TO AND APPROVED WITH
RESPECT TO THE REDEMPTION
HOLD BACK AMOUNT, ON THIS _____
DAY OF FEBRUARY, 2000, BY:

Ireland Stapleton Pryor Pascoe, Inc.


By:
   ------------------------------------



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